EXHIBIT 99.1

Surmodics Reports Second Quarter of Fiscal Year 2024 Financial Results;

Updates Fiscal Year 2024 Financial Guidance

Announces Commercial Launch of Two New Thrombectomy Devices for the Venous and Arterial Vasculatures: Pounce™ Venous and Pounce LP (Low Profile)

May 1, 2024 07:00 a.m. ET

EDEN PRAIRIE, Minn. – Surmodics, Inc. (Nasdaq: SRDX), a leading provider of medical device and in vitro diagnostic technologies to the healthcare industry, today reported financial results for its second quarter ended March 31, 2024, and updated financial guidance for its fiscal year ending September 30, 2024.

Second Quarter Fiscal 2024 Financial Summary

•
Total Revenue of $32.0 million, an increase of 18% year-over-year
•
Total Revenue excluding SurVeil™ drug-coated balloon (“DCB”) license fee revenue(1) of $30.9 million, an increase of 19% year-over-year
•
GAAP net income of $0.2 million, compared to a net loss of $(7.7) million in the prior-year period
•
Adjusted EBITDA(2) of $4.8 million, compared to $(1.5) million in the prior-year period

Second Quarter and Recent Business Highlights

•
On January 22, 2024, Surmodics announced the successful early clinical use and limited market evaluation (LME) of the Pounce LP (Low Profile) Thrombectomy System, which is designed for removal of acute-to-chronic thrombi and emboli in peripheral arteries ranging from 2 mm to 4 mm, such as those found below the knee.
•
Today, Surmodics is announcing the completion of LME and commercial launch of two new mechanical thrombectomy systems for the peripheral venous and arterial vasculatures, the Pounce Venous Thrombectomy System and the Pounce LP Thrombectomy System.
•
The Pounce Venous Thrombectomy System, which transitioned to commercial launch in March, is designed to remove mixed-morphology, wall-adherent peripheral venous clot in a single treatment session while minimizing the need for thrombolytics.
•
The Pounce LP Thrombectomy System, which transitioned to commercial launch in April, addresses an important unmet need for the prompt removal of acute-to-chronic thrombi or emboli in below-the-knee arteries 2 to 4 mm in diameter while minimizing the need for thrombolytics.

“I’m incredibly proud of our team’s impressive pace of execution in the second quarter, which yielded strong financial performance that exceeded our expectations, and progress with respect to all of our stated strategic objectives for fiscal 2024,” said Gary Maharaj, President and CEO of Surmodics, Inc. “Our total revenue growth was fueled primarily by product sales growth of 40% year-over-year in our Medical Device segment, where we were pleased to see consistent demand for our SurVeil™ DCB – which was commercialized by Abbott during the quarter – and strong sales of our Pounce thrombectomy products. In combination with our continued focus on controlling our expenses, our strong revenue performance enabled us to achieve net income profitability in the second quarter, and we ultimately generated over $7 million in cash flow from operations to further strengthen our balance sheet, ending the quarter with $41 million of cash and investments. Importantly, we also made significant progress with respect to the limited market evaluations for two new products, Pounce Venous Thrombectomy and Pounce LP (Low Profile), and are excited to announce the full commercial launch of both products today.”

Surmodics Second Quarter Fiscal 2024 Results

Mr. Maharaj continued, “We are raising our revenue and EPS guidance today for the second time this year, reflecting our outperformance in the second quarter and improved outlook for the balance of the fiscal year. With steady growth in our core businesses, commercial traction in our existing vascular interventions portfolio, and the recent introduction of four major new products this year, we are well-positioned to deliver strong, sustained revenue performance as we look ahead. In the second half fiscal 2024, Surmodics remains focused on facilitating the adoption of these important growth catalysts to capitalize on the multi-billion-dollar market opportunity they collectively address, while executing efficiently against our strategic initiatives and allocating capital thoughtfully to enhance our underlying profitability profile.”

Second Quarter Fiscal 2024 Financial Results

	Three Months Ended March 31,		Increase (Decrease)
	2024	2023	$	%
Revenue:
Medical Device	$24,826	$19,707	$5,119	26%
In Vitro Diagnostics	7,132	7,491	(359)	(5)%
Total revenue	$31,958	$27,198	$4,760	18%

Total revenue increased $4.8 million, or 18%, to $32.0 million, compared to $27.2 million in the second quarter of fiscal 2023. Excluding SurVeil DCB license fee revenue,(1) total revenue increased $5.0 million, or 19%, to $30.9 million, compared to $25.9 million in the second quarter of fiscal 2023.

Medical Device revenue increased $5.1 million, or 26%, to $24.8 million, compared to $19.7 million in the second quarter of fiscal 2023. Excluding SurVeil DCB license fee revenue,(1) Medical Device revenue increased $5.4 million, or 29% to $23.7 million, compared to $18.4 million in the second quarter of fiscal 2023, primarily driven by product sales and performance coating royalties and license fee revenue. Medical Device product sales increased $3.2 million, or 40%, to $11.1 million, compared to $7.9 million in the second quarter of fiscal 2023, driven primarily by commercial shipments of the SurVeil DCB to Abbott Vascular, Inc. (“Abbott”), the company’s exclusive distribution partner for the product, and growth in sales of the Pounce thrombectomy device platform. Medical Device performance coating royalties and license fee revenue increased $2.2 million, or 27%, to $10.3 million, compared to $8.1 million in the second quarter of fiscal 2023, primarily driven by $1.4 million in catch-up payments reported by customers and growth in customer utilization of Surmodics’ hydrophilic coatings. IVD revenue decreased $0.4 million, or 5%, to $7.1 million, compared to $7.5 million in the second quarter of fiscal 2023, primarily driven by lower sales of colorimetric substrate products.

Product gross profit(3) increased $1.4 million, or 14%, to $11.0 million, compared to $9.6 million in the second quarter of fiscal 2023. Product gross margin(3) was 60.8%, compared to 62.6% in the second quarter of fiscal 2023. The decrease in product gross margin was primarily driven by increased sales of SurVeil DCB, Pounce thrombectomy and Sublime™ radial access products as a proportion of total product sales, as these devices were not at scale, and product gross margins reflected the associated under-absorption and production inefficiencies.

Operating costs and expenses, excluding product costs, decreased $3.8 million, or 14%, to $24.2 million, compared to $28.0 million in the second quarter of fiscal 2023. The decrease was primarily driven by lower research and development expenses due to the transition of the SurVeil DCB to commercialization, the timing of development and commercialization of the company’s thrombectomy devices, and the spending reduction plan implemented in the second quarter of fiscal 2023. In addition, the second quarter of fiscal 2023 included $1.3 million in severance-related restructuring expense from the workforce restructuring implemented during the period.

GAAP net income was $0.2 million, or $0.02 per diluted share, compared to GAAP net loss of $(7.7) million, or $(0.55) per diluted share in the second quarter of fiscal 2023. Non-GAAP net income(4) was $1.1 million, or $0.07 per diluted share,(4) compared to Non-GAAP net loss(4) of $(5.6) million, or $(0.40) per diluted share(4) in the second quarter of fiscal 2023.

Adjusted EBITDA(2) was $4.8 million, compared to Adjusted EBITDA(2) loss of $(1.5) million in the second quarter of fiscal 2023.

Surmodics Second Quarter Fiscal 2024 Results

Balance Sheet Summary

As of March 31, 2024, Surmodics reported $40.9 million in cash and investments, $5.0 million in outstanding borrowings on its revolving credit facility, and $25.0 million in outstanding borrowings on its term loan facility. The company had access to approximately $65.0 million in additional debt capital as of March 31, 2024 under its revolving credit and term loan facilities. Surmodics reported $7.4 million in cash provided by operating activities and $1.3 million in capital expenditures in the second quarter of fiscal 2024. In the second quarter of fiscal 2024, cash and investments increased by $5.8 million, which consisted of the change in the combined balance of cash and cash equivalents and investments in available-for-sale securities from December 31, 2023 to March 31, 2024.

Fiscal Year 2024 Financial Guidance

Surmodics now expects fiscal 2024 total revenue to range from $122 million to $124 million, representing a decrease of (8)% to (6)% compared to fiscal 2023. Excluding SurVeil DCB license fee revenue,(1) Surmodics expects fiscal 2024 total revenue to range from $118 million to $120 million, representing an increase of 15% to 17% compared to fiscal 2023. The company’s prior guidance called for fiscal 2024 total revenue of $117 to $121 million, representing a decrease of (12)% to (9)% compared to fiscal 2023, and total revenue excluding SurVeil DCB license fee revenue(1) of $113 million to $117 million, representing an increase of 10% to 14% compared to fiscal 2023.

The company now expects fiscal 2024 GAAP diluted loss per share to range from $(0.90) to $(0.70). The company’s prior guidance called for fiscal 2024 GAAP diluted loss per share to range from $(1.40) to $(1.10).

Non-GAAP diluted loss per share(4) in fiscal 2024 is now expected to range from $(0.67) to $(0.47). The company’s prior guidance called for fiscal 2024 Non-GAAP diluted loss per share(4) of $(1.17) to $(0.87).

Conference Call Today at 7:00 a.m. CT (8:00 a.m. ET)

Surmodics is hosting a live webcast at 7:00 a.m. CT (8:00 a.m. ET) today to discuss second quarter of fiscal 2024 financial results and accomplishments and host a question-and-answer session. To access the webcast, please go to “Events & Presentations” under the “Investors” section of the company’s website at https://surmodics.gcs-web.com/events-and-presentations, and click on the webcast icon under “Upcoming Events.” To listen to the live teleconference, dial 800-407-8293 (international callers may dial +1 201-689-8349) and provide event ID 13745933.

An audio replay of the conference call will be available beginning at approximately 11:00 a.m. CT today, until approximately 11:00 a.m. CT on Wednesday, May 15, and can be accessed by dialing 877-660-6853 (international callers may dial +1 201-612-7415) and entering access ID 13745933. In addition, the webcast and transcript will be archived on the company’s website following the call.

Surmodics Second Quarter Fiscal 2024 Results

About the Pounce Venous Thrombectomy System

Surmodics’ Pounce Venous Thrombectomy System is a mechanical thrombectomy system engineered specifically for the unique requirements of the peripheral venous vasculature. The Pounce Venous System, which Surmodics acquired from Vetex Medical Limited in 2021, is indicated for mechanical de-clotting and controlled and selective infusion of physician-specified fluids, including thrombolytics, in the peripheral vasculature. The Pounce Venous System (minimum 10 Fr) is designed to remove mixed-morphology, wall-adherent venous clot in a single session, minimizing the need for thrombolytics and without the need for capital equipment. It may be used with the Pounce Sheath (12 Fr), which received FDA 510(k) clearance in September 2023 and is intended to introduce therapeutic or diagnostic devices into the vasculature. The Pounce Venous System’s dual-action technology consists of an adjustable basket (3–4 cm in length) to collect clot and an inner extraction screw to macerate and remove the clot. The wall-apposed basket adapts to vessel size and may be collapsed at the physician’s discretion to avoid contact with areas not targeted for treatment.

In a prospective, European, first-in-human study(9) (n=19) of the Pounce Venous Thrombectomy System in symptomatic iliofemoral thrombus (≤14 days duration), 100% of procedures met the primary performance endpoint of Society of Interventional Radiology (“SIR”) Grade ≥II Lysis (50% to 95% thrombus removal) in the target vessel, while no device-related adverse events or major bleeding were reported. Only 2 of 11 patients available for 12-month follow-up had mild post-thrombotic symptoms (Villalta Score 5–9), while none had moderate or severe symptoms.

About the Pounce Thrombectomy Platform Indicated for Use in Peripheral Arterial Vasculature

Surmodics’ Pounce Thrombectomy Platform, indicated for use in peripheral vasculature, is a suite of mechanical thrombectomy systems designed for the non-surgical removal of thrombi and emboli. Two different-sized systems are available: the original Pounce (mid profile) Thrombectomy System, indicated for use in peripheral arterial vessels 3.5 mm to 6 mm in diameter, and the Pounce LP (Low Profile) Thrombectomy System, indicated for use in peripheral arterial vessels 2 mm to 4 mm in diameter. These systems received FDA 510(k) clearance in July 2021 and June 2023, respectively. The Pounce and Pounce LP Systems are fully mechanical and designed to remove acute-to-chronic thrombi and emboli in peripheral arteries without the need for capital equipment or aspiration while minimizing the use of thrombolytics. As “grab-and-go” solutions, the Pounce and Pounce LP Systems are readily deployable and simple to use. Each system consists of three components: a delivery catheter, the basket wire and a funnel catheter. The basket wire is delivered distal to the location of the thrombus, deploying two nitinol self-expanding baskets. The baskets capture the clot and are retracted into the nitinol collection funnel. With the clot entrained, the system is withdrawn into a minimum 7 Fr guide sheath through which the clot is removed from the body.

In a retrospective study(10) of 44 consecutive patients treated using the original Pounce Thrombectomy System for lower extremity limb ischemia with suspected thrombus (acute, subacute and chronic clot), investigators achieved 83% success in effectively removing thrombus from the arterial segments in which the device was used. Adjunctive thrombolysis was used to resolve thrombus in just 2.3% (1 of 44) of cases.

About Surmodics, Inc.

Surmodics, Inc. is a leading provider of performance coating technologies for intravascular medical devices and chemical and biological components for in vitro diagnostic immunoassay tests and microarrays. Surmodics also develops and commercializes highly differentiated vascular intervention medical devices that are designed to address unmet clinical needs and engineered to the most demanding requirements. This key growth strategy leverages the combination of the company’s expertise in proprietary surface modification and drug-delivery coating technologies, along with its device design, development and manufacturing capabilities. The company’s mission is to improve the detection and treatment of disease. Surmodics is headquartered in Eden Prairie, Minnesota. For more information, visit www.surmodics.com. The content of Surmodics’ website is not part of this press release or part of any filings that the company makes with the SEC.

Surmodics Second Quarter Fiscal 2024 Results

Safe Harbor for Forward-looking Statements

This press release, and disclosures related to it, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements regarding: future success; our focus on disciplined expense management and optimization of working capital; our access to additional borrowings under our existing credit agreement; our ability to capitalize on the key near-term growth catalysts in our vascular interventions portfolio by facilitating the adoption and utilization of SurVeil DCB products, Pounce thrombectomy products, and Sublime radial access products; the potential for Abbott’s sales team to use the results of the TRANSCEND trial with potential SurVeil DCB physician users; Abbott’s progress in the market as they work to facilitate the adoption of the SurVeil DCB; our ability to obtain long-term growth by developing and introducing new products and line extensions to enhance our existing Pounce, Sublime, and medical device performance coatings portfolios; the likely key drivers of adoption of the Pounce Venous Thrombectomy System; whether we will continue to enhance and strengthen our position as an industry-leading provider of performance coating technologies; our ability to obtain durable revenue growth and cash flow generation across our core performance coatings and IVD products; being well-capitalized to support future growth objectives; expected full-year fiscal 2024 growth rates for our performance coatings and IVD products; our fiscal 2024 financial guidance and related statements and assumptions, including statements regarding our ability to generate total revenue growth for the full fiscal 2024 year, excluding SurVeil DCB license fees, our ability to accelerate our total revenue growth profile in fiscal 2024, assumptions in our revenue guidance provided for modeling purposes, expected revenue associated with our Medical Device performance coatings offerings and IVD business, expected license fee revenue related to the SurVeil DCB, expected product revenue as a percentage of total revenue, expected product revenue from our SurVeil, Pounce, and Sublime products, expected product gross margins for fiscal 2024, expected operating expenses, expected interest expense, and expected tax expense; the range of revenue we expect in the third quarter of fiscal 2024; our expected total cash and investments balance at the end of fiscal 2024 and expected sources and uses of cash in fiscal 2024; expectations related to further borrowings during fiscal 2024 under our credit agreement; our fiscal 2024 strategic objectives; being well positions to achieve and deliver strong, sustained revenue growth; and delivering sustained improvements in our underlying profitability profile, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, without limitation: (1) our ability to successfully commercialize our SurVeil DCB (including realization of the full potential benefits of our agreement with Abbott), Sundance DCB, and other proprietary products; (2) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market, and sell products incorporating our technologies; (3) possible adverse market conditions and possible adverse impacts on our cash flows; (4) our ability to successfully and profitably produce and commercialize our vascular intervention products; (5) supply chain constraints; (6) whether our operating expenses are effective in generating profitable revenues; (7) disruptions to our business from our plan to reduce our use of cash announced in the second quarter of fiscal 2023, the failure of such plan to achieve its objectives, or cost and expenses associated with such plan; and (8) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 and subsequent SEC filings. These reports are available in the Investors section of our website at https://surmodics.gcs-web.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Surmodics Second Quarter Fiscal 2024 Results

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Surmodics is reporting non-GAAP financial results including total revenue excluding SurVeil DCB license fee revenue, Medical Device revenue excluding SurVeil DCB license fee revenue, EBITDA and Adjusted EBITDA, non-GAAP operating income (loss), non-GAAP operating income (loss) percentage, non-GAAP income (loss) before income taxes, non-GAAP net income (loss), and non-GAAP income (loss) per diluted share. We believe that these non-GAAP measures, when read in conjunction with the company’s GAAP financial statements, provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payouts under our executive compensation programs. We also are providing guidance on a range of non-GAAP revenue and loss per diluted share for fiscal 2024. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact on our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

Surmodics Second Quarter Fiscal 2024 Results

Surmodics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Revenue:
Product sales	$18,099	$15,350	$36,926	$29,584
Royalties and license fees	11,411	9,429	20,590	18,194
Research, development and other	2,448	2,419	4,994	4,353
Total revenue	31,958	27,198	62,510	52,131
Operating costs and expenses:
Product costs	7,101	5,738	15,904	11,005
Research and development	10,229	12,924	18,893	25,667
Selling, general and administrative	13,093	12,970	25,630	26,209
Acquired intangible asset amortization	876	867	1,746	1,780
Restructuring expense	—	1,282	—	1,282
Total operating costs and expenses	31,299	33,781	62,173	65,943
Operating income (loss)	659	(6,583)	337	(13,812)
Other expense, net	(493)	(782)	(895)	(1,561)
Income (loss) before income taxes	166	(7,365)	(558)	(15,373)
Income tax benefit (expense)	81	(368)	19	(203)
Net income (loss)	$247	$(7,733)	$(539)	$(15,576)

Basic net income (loss) per share	$0.02	$(0.55)	$(0.04)	$(1.11)
Diluted net income (loss) per share	$0.02	$(0.55)	$(0.04)	$(1.11)

Weighted average number of shares outstanding:
Basic	14,152	14,030	14,127	14,010
Diluted	14,182	14,030	14,127	14,010

Surmodics Second Quarter Fiscal 2024 Results

Surmodics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	September 30,
	2024	2023
Assets	(Unaudited)	(See Note)
Current Assets:
Cash and cash equivalents	$33,030	$41,419
Available-for-sale securities	7,909	3,933
Accounts receivable, net	12,319	10,850
Contract assets	10,650	7,796
Inventories	15,405	14,839
Prepaids and other	4,950	7,854
Total Current Assets	84,263	86,691
Property and equipment, net	25,718	26,026
Intangible assets, net	24,784	26,206
Goodwill	43,576	42,946
Other assets	4,464	3,864
Total Assets	$182,805	$185,733
Liabilities and Stockholders’ Equity
Current Liabilities:
Deferred revenue	4,749	4,378
Other current liabilities	14,448	19,576
Total Current Liabilities	19,197	23,954
Long-term debt, net	29,480	29,405
Deferred revenue	—	2,400
Other long-term liabilities	10,178	10,064
Total Liabilities	58,855	65,823
Total Stockholders’ Equity	123,950	119,910
Total Liabilities and Stockholders’ Equity	$182,805	$185,733

Note: Derived from audited financial statements as of the date indicated.

Surmodics Second Quarter Fiscal 2024 Results

Surmodics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

(Unaudited)

	Six Months Ended March 31,
	2024	2023
Operating Activities:
Net loss	$(539)	$(15,576)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,429	4,214
Stock-based compensation	4,094	3,747
Deferred taxes	(189)	(217)
Other	300	730
Change in operating assets and liabilities:
Accounts receivable and contract assets	(4,337)	(2,346)
Inventories	(565)	(1,948)
Prepaids and other	2,740	(1,582)
Accounts payable	4	279
Accrued liabilities	(5,007)	(4,064)
Income taxes	(279)	2,629
Deferred revenue	(2,028)	(2,493)
Net cash used in operating activities	(1,377)	(16,627)
Investing Activities:
Purchases of property and equipment	(1,991)	(1,700)
Purchases of available-for-sale securities	(13,682)	—
Maturities of available-for-sale securities	10,000	—
Net cash used in investing activities	(5,673)	(1,700)
Financing Activities:
Payments of short-term borrowings	—	(10,000)
Proceeds from issuance of long-term debt	—	29,664
Payments of debt issuance costs	—	(611)
Issuance of common stock	570	803
Payments for taxes related to net share settlement of equity awards	(1,093)	(872)
Payments for acquisition of in-process research and development	(931)	(978)
Net cash (used in) provided by financing activities	(1,454)	18,006
Effect of exchange rate changes on cash	115	503
Net change in cash and cash equivalents	(8,389)	182
Cash and Cash Equivalents:
Beginning of period	41,419	18,998
End of period	$33,030	$19,180

Surmodics Second Quarter Fiscal 2024 Results

Surmodics, Inc. and Subsidiaries
Supplemental Revenue Information
(in thousands)

(Unaudited)

	Three Months Ended March 31,		Increase (Decrease)
	2024	2023	$	%
Medical Device Revenue
Product sales	$11,100	$7,914	$3,186	40%
Royalties & license fees – performance coatings	10,323	8,098	2,225	27%
License fees – SurVeil DCB(1)	1,088	1,331	(243)	(18)%
R&D and other	2,315	2,364	(49)	(2)%
Medical Device revenue	24,826	19,707	5,119	26%

In Vitro Diagnostics Revenue
Product sales	6,999	7,436	(437)	(6)%
R&D and other	133	55	78	142%
In Vitro Diagnostics revenue	7,132	7,491	(359)	(5)%
Total Revenue	$31,958	$27,198	$4,760	18%

Medical Device Revenue, excluding SurVeil DCB license fees(1)	$23,738	$18,376	$5,362	29%
Total Revenue, excluding SurVeil DCB license fees(1)	$30,870	$25,867	$5,003	19%

	Six Months Ended March 31,		Increase (Decrease)
	2024	2023	$	%
Medical Device Revenue
Product sales	$23,050	$16,294	$6,756	41%
Royalties & license fees – performance coatings	18,531	15,567	2,964	19%
License fees – SurVeil DCB(1)	2,059	2,627	(568)	(22)%
R&D and other	4,731	4,237	494	12%
Medical Device revenue	48,371	38,725	9,646	25%

In Vitro Diagnostics Revenue
Product sales	13,876	13,290	586	4%
R&D and other	263	116	147	127%
In Vitro Diagnostics revenue	14,139	13,406	733	5%
Total Revenue	$62,510	$52,131	$10,379	20%

Medical Device Revenue, excluding SurVeil DCB license fees(1)	$46,312	$36,098	$10,214	28%
Total Revenue, excluding SurVeil DCB license fees(1)	$60,451	$49,504	$10,947	22%

Surmodics Second Quarter Fiscal 2024 Results

Surmodics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)

(Unaudited)

	Three Months Ended March 31,		Increase (Decrease)
	2024	2023	$
Operating Income (Loss):
Medical Device	$302	$(7,059)	$7,361
In Vitro Diagnostics	3,356	3,636	(280)
Total segment operating income (loss)	3,658	(3,423)	7,081
Corporate	(2,999)	(3,160)	161
Total Operating Income (Loss)	$659	$(6,583)	$7,242

	Six Months Ended March 31,		Increase (Decrease)
	2024	2023	$
Operating Income (Loss):
Medical Device	$78	$(14,294)	$14,372
In Vitro Diagnostics	6,480	6,584	(104)
Total segment operating income (loss)	6,558	(7,710)	14,268
Corporate	(6,221)	(6,102)	(119)
Total Operating Income (Loss)	$337	$(13,812)	$14,149

Surmodics Second Quarter Fiscal 2024 Results

Surmodics, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliation: EBITDA and Adjusted EBITDA
(in thousands)

(Unaudited)

	Three Months Ended March 31,		Increase (Decrease)
	2024	2023	$
Net income (loss)	$247	$(7,733)	$7,980
Income tax (benefit) expense	(81)	368	(449)
Depreciation and amortization	2,096	2,092	4
Interest expense, net	881	884	(3)
Investment income, net	(460)	(177)	(283)
EBITDA	2,683	(4,566)	7,249

Adjustments:
Stock-based compensation expense	2,126	1,782	344
Restructuring expense(5)	—	1,282	(1,282)
Adjusted EBITDA	$4,809	$(1,502)	$6,311

	Six Months Ended March 31,		Increase (Decrease)
	2024	2023	$
Net loss	$(539)	$(15,576)	$15,037
Income tax (benefit) expense	(19)	203	(222)
Depreciation and amortization	4,429	4,214	215
Interest expense, net	1,777	1,710	67
Investment income, net	(999)	(349)	(650)
EBITDA	4,649	(9,798)	14,447

Adjustments:
Stock-based compensation expense	4,094	3,747	347
Restructuring expense(5)	—	1,282	(1,282)
Adjusted EBITDA	$8,743	$(4,769)	$13,512

Surmodics Second Quarter Fiscal 2024 Results

Surmodics, Inc. and Subsidiaries

GAAP to Non-GAAP Reconciliation: Net Income (Loss) and Diluted EPS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2024
	Operating Income		Income Before Income Taxes	Net Income(7)	Diluted EPS
GAAP	$659	2.1%	$166	$247	$0.02
Adjustments:
Amortization of acquired intangible assets(6)	876	2.7%	876	810	0.05
Non-GAAP	$1,535	4.8%	$1,042	$1,057	$0.07
Diluted weighted average shares outstanding(8)					14,182

	Three Months Ended March 31, 2023
	Operating Loss		Loss Before Income Taxes	Net Loss(7)	Diluted EPS
GAAP	$(6,583)	(24.2)%	$(7,365)	$(7,733)	$(0.55)
Adjustments:
Amortization of acquired intangible assets(6)	867	3.2%	867	802	0.06
Restructuring expense(5)	1,282	4.7%	1,282	1,282	0.09
Non-GAAP	$(4,434)	(16.3)%	$(5,216)	$(5,649)	$(0.40)
Diluted weighted average shares outstanding(8)					14,030

	Six Months Ended March 31, 2024
	Operating Income		(Loss) Income Before Income Taxes	Net (Loss) Income(7)	Diluted EPS
GAAP	$337	0.5%	$(558)	$(539)	$(0.04)
Adjustments:
Amortization of acquired intangible assets(6)	1,746	2.8%	1,746	1,615	0.12
Non-GAAP	$2,083	3.3%	$1,188	$1,076	$0.08
Diluted weighted average shares outstanding(8)					14,172

	Six Months Ended March 31, 2023
	Operating Loss		Loss Before Income Taxes	Net Loss(7)	Diluted EPS
GAAP	$(13,812)	(26.5)%	$(15,373)	$(15,576)	$(1.11)
Adjustments:
Amortization of acquired intangible assets(6)	1,780	3.4%	1,780	1,654	0.12
Restructuring expense(5)	1,282	2.5%	1,282	1,282	0.09
Non-GAAP	$(10,750)	(20.6)%	$(12,311)	$(12,640)	$(0.90)
Diluted weighted average shares outstanding(8)					14,010

Surmodics Second Quarter Fiscal 2024 Results

Surmodics, Inc. and Subsidiaries

Guidance Reconciliation: Revenue
For the Fiscal Year Ending September 30, 2024

(in millions)

(Unaudited)

	Fiscal 2024 Full-Year Estimate		Increase (Decrease)
	Low	High	Low	High	Fiscal 2023
Total Revenue	$122	$124	(8)%	(6)%	$133
License fees – SurVeil DCB(1)	(4)	(4)	(86)%	(86)%	(30)
Total Revenue, excluding SurVeil DCB license fees(1)	$118	$120	15%	17%	$103

Surmodics, Inc. and Subsidiaries

Guidance Reconciliation: Non-GAAP Diluted EPS
For the Fiscal Year Ending September 30, 2024

(shares in thousands)

(Unaudited)

	Fiscal 2024 Full-Year Estimate
	Low	High
GAAP Diluted EPS	$(0.90)	$(0.70)
Amortization of acquired intangibles per diluted share(5)	0.23	0.23
Non-GAAP Diluted EPS	$(0.67)	$(0.47)
Diluted weighted average shares outstanding	14,150

Surmodics Second Quarter Fiscal 2024 Results

(1)
SurVeil DCB license fee revenue represents revenue recognition on milestone payments received under the company’s Development and Distribution Agreement with Abbott (“Abbott Agreement”). For further details, refer to Supplemental Revenue Information and Guidance Reconciliation: Revenue.
(2)
For the calculation of Adjusted EBITDA, refer to GAAP to Non-GAAP Reconciliation: EBITDA and Adjusted EBITDA.
(3)
Product gross profit equals product sales less product costs, as reported on the condensed consolidated statements of operations. Product gross margin equals product gross profit as a percentage of product sales.
(4)
For the calculation of Non-GAAP net income (loss) and Non-GAAP income (loss) per diluted share (also referred to as Non-GAAP diluted EPS), refer to GAAP to Non-GAAP Reconciliation: Net Income (Loss) and Diluted EPS and Guidance Reconciliation: Non-GAAP Diluted EPS.
(5)
Restructuring expense consists of severance and related costs specifically associated with a workforce restructuring implemented in the second quarter of fiscal 2023.
(6)
Represents amortization of business acquisition-related intangible assets and associated tax impact. A significant portion of the business acquisition-related amortization is not tax deductible.
(7)
Net income (loss) includes the effect of GAAP to Non-GAAP adjustments on income tax benefit (expense), taking into account deferred taxes net of valuation allowances, as well as non-deductible items. Income tax impacts were estimated using the applicable statutory rate (21% in the U.S. and 12.5% in Ireland).
(8)
Diluted weighted average shares outstanding used in the calculation of EPS was the same for GAAP EPS and Non-GAAP EPS for the three months ended March 31, 2024 and 2023 and the six months ended March 31, 2023. For the six months ended March 31, 2024, diluted weighted average shares outstanding used in the calculation of EPS was 14,127 for GAAP EPS due to the GAAP net loss in the period and was 14,172 for Non-GAAP EPS corresponding to the Non-GAAP net income in the period.
(9)
Surmodics data on file.
(10)
Gray BH, Wheibe E, Dicks AB, Low ML, Tingen JS. Pounce Thrombectomy System to Treat Acute and Chronic Peripheral Arterial Occlusions. Ann Vasc Surg. 2023;96:104-114.

Surmodics Investor Inquiries

Jack Powell, Investor Relations

ir@surmodics.com